Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Media Contact:
Julie Pekarek
Chief Marketing Officer
414.977.4254
jpekarek@merge.com

MERGE HEALTHCARE REPORTS CONTINUED REVENUE GROWTH

Milwaukee, WI, October 29, 2009 - Merge Healthcare Incorporated (NASDAQ: MRGE), a health IT solutions provider, today announced financial results for the third quarter of 2009.

“Our focus on the integration of our two acquisitions in the third quarter has driven a financial performance that exceeded our expectations.” said Justin Dearborn CEO.  “We are excited about the improvement we continue to see in sales pipeline activity and customer bookings since these acquisitions closed. We expect that a continuation of this should lead to GAAP net income for the acquired entities beginning in the fourth quarter of 2009.”

“We have managed the business through a down cycle in the economy and depressed spending in our customer base. We are encouraged at the improvement starting to be felt in both.”

Mr. Dearborn further noted that the acquisitions of etrials Worldwide, Inc. (“etrials”, formerly NASDAQ: ETWC) and Confirma, Inc. (“Confirma”):

•	Increase Merge’s addressable market;

•	Create organic growth opportunities through improved cross-selling activity; and

•	Are expected to be accretive in 2010.

Quarter Results:

Results compared to the same quarter in the prior year, as well as the prior quarter are as follows (in millions):

	Q3 2009	Q3 2008	Q2 2009
Net sales	$16.9	$14.6	$15.4
Operating income (loss)	(0.2)	1.3	4.1
Net income (loss)	(0.9)	0.4	0.4
EBITDA*	1.9	3.1	2.8
Adjusted EBITDA*	4.8	2.9	6.3

Earnings (loss) per diluted share	$(0.02)	$0.01	$0.01
Adjusted EBITDA per share*	$0.08	$0.05	$0.11

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The third quarter of 2009 includes the results of etrials since July 20, 2009, and the results of Confirma since September 1, 2009, which are the respective dates we completed these two acquisitions.  These results do not include $0.6 million in revenue that could not be recognized under GAAP due to the purchase accounting treatment related to the acquired entities.  The impact on revenue due to purchase accounting treatment is anticipated to be $1.0 million in the fourth quarter of 2009 and $1.3 million for the full year 2010.

In the third quarter of 2009, the cash balance decreased by $3.1 million to $16.9 million at September 30, 2009.  Cash generated from operating activities was $1.1 million, which was offset by $5.1 million of net cash paid for the two strategic acquisitions.

Year-to-Date Results:

Merge’s financial results for the nine months ended September 30, 2009, compared to the nine months ended September 30, 2008 are as follows (in millions):

	2009	2008
Net sales	$47.6	$41.7
Operating income (loss)	7.5	(25.4)
Net income (loss)	2.4	(25.6)
EBITDA*	10.0	(17.9)
Adjusted EBITDA*	16.3	(6.1)

Earnings (loss) per diluted share	$0.04	$(0.59)
Adjusted EBITDA per share*	$0.27	$(0.14)

Conference Call Information:

Merge will hold a public web cast today at 9:00 AM EDT to review these financial results and to provide an update on business operations and strategy. Immediately following, there will be a question and answer session.

Investors will have the opportunity to listen to the conference call via telephone or over the Internet at Merge Healthcare Web Cast.  To access the call, dial 1.800.221.2015 or 706.634.2159. The Conference ID Number to reference is 35849235.  A replay via the Internet or telephone will be available shortly after the call at http://www.merge.com/investor/conferencecall.asp.

Merge Healthcare develops software solutions that automate healthcare data and diagnostic workflow to create a more comprehensive electronic record of the patient experience.  Merge products, ranging from standards-based development toolkits to fully integrated clinical applications, have been used by healthcare providers worldwide for over 20 years. Additional information can be found at www.merge.com.

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* Non-GAAP Measures

The non-GAAP measures EBITDA and adjusted EBITDA shown in this release exclude impairment of investments, sale of non-core patents, acquisition related costs, acquisition related severance (not qualifying for restructuring cost) and restructuring, tradename impairment and other costs and expenses. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included after the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to our results of operations. Further, management believes that these non-GAAP measures improve management’s and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Because certain charges, costs and expenses reflect events that are not essential to our recurring business operations, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude these charges costs and expenses for its internal budgets and EBITDA is a measure used in a debt covenant in our credit facility.  While GAAP results are more complete, we offer investors these supplemental metrics since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP financial measures should be read only in conjunction with the consolidated financial statements prepared in accordance with GAAP.

Forward Looking Statements:

Information included in this news release may contain forward-looking statements, concerning, among other things, Merge’s outlook, financial projections and business strategies, all of which are subject to risks, uncertainties and assumptions.  These forward-looking statements are identified by their use of terms such as “intend,” “plan,” “may,” “should,” “will,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “continue,” “potential,” “opportunity,” “project” and similar terms.  These statements are based on certain assumptions and analyses that Merge believes are appropriate under the circumstances.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected.  Merge can not guarantee that it will achieve these plans, intentions or expectations.  Forward-looking statements speak only as of the date they are made, and Merge undertakes no obligation to publicly update or revise any of them in light of new information, future events or otherwise, except as required by law.  Factors that could have a material adverse effect on operations and future prospects of Merge include, but are not limited to: market acceptance and performance of Merge’s products and services; the impact of competitive products and pricing; the risks and effects of its recent securities issues; the past restatement of our financial statements; the amount of the costs, fees, expenses and charges related to the acquisition of etrials Worldwide, Inc. (“etrials”), Confirma, Inc. (“Confirma”) and other non-material acquisitions; the ability of Merge Healthcare to integrate its acquisitions, such as etrials and Confirma, successfully; whether the acquisitions will result in the enhancement of value and benefits to customers and to Merge Healthcare’s, etrials’ and Confirma’s stockholders; general economic and business conditions; global economic growth and activity; industry conditions; and changes in laws or regulations, including but not limited to U.S. health care reform; our ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to our outstanding indebtedness; risks associated with our prior delays in filings with the SEC or our ability to continue to meet the listing requirements of The NASDAQ Stock Market; the costs, risks and effects of various pending legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission; and other risk factors detailed in our filings with the Securities and Exchange Commission.  These uncertainties and risks may cause our actual future results to be materially different than those expressed in our forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  We undertake no obligation to update such forward-looking statements or any of such risks, uncertainties and other factors, except as required by law.

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2009	2008

Current assets:
Cash (including restricted cash)	$16,883	$17,848
Accounts receivable, net	15,714	12,779
Inventory	377	550
Prepaid expenses	1,965	1,509
Deferred income taxes	217	217
Other current assets	3,002	721
Total current assets	38,158	33,624

Property and equipment, net	3,405	1,974
Purchased and developed software, net	13,978	5,653
Customer relationships and trade names, net	7,738	2,291
Goodwill	25,145	-
Deferred tax assets	4,585	4,585
Investments	528	5,690
Other	326	920
Total assets	$93,863	$54,737

Current liabilities:
Accounts payable	$5,957	$4,036
Accrued wages	1,933	1,590
Restructuring accrual	1,582	1,173
Deferred revenue	14,895	16,150
Note payable	14,623	-
Current portion of capital lease obligations	188	-
Other accrued liabilities	2,669	2,421
Total current liabilities	41,847	25,370

Note payable	-	14,230
Capital lease obligations, net of current portion	94	-
Deferred income taxes	39	39
Deferred revenue	1,622	644
Income taxes payable	5,461	5,418
Other	227	195
Total liabilities	49,290	45,896

Total shareholders' equity	44,573	8,841
Total liabilities and shareholders' equity	$93,863	$54,737

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net sales
Software and other	$7,755	$7,398	$25,459	$19,733
Services and maintenance	9,152	7,218	22,110	21,941
Total net sales	16,907	14,616	47,569	41,674
Cost of sales
Software and other	600	1,314	2,710	3,842
Services and maintenance	3,402	2,528	7,925	9,471
Depreciation and amortization	899	742	2,172	2,174
Total cost of sales	4,901	4,584	12,807	15,487
Gross margin	12,006	10,032	34,762	26,187
Operating costs and expenses:
Sales and marketing	2,470	1,824	5,968	7,497
Product research and development	2,689	2,931	7,503	11,151
General and administrative	3,616	3,483	8,972	18,093
Acquisition-related expenses	658	-	997	-
Trade name impairment, restructuring and other expenses	1,974	(205)	1,974	11,862
Depreciation, amortization and impairment	755	654	1,849	2,954
Total operating costs and expenses	12,162	8,687	27,263	51,557
Operating income (loss)	(156)	1,345	7,499	(25,370)
Other income (expense)	(751)	(648)	(5,075)	(346)
Income (loss) before income taxes	(907)	697	2,424	(25,716)
Income tax expense (benefit)	29	269	72	(115)
Net income (loss)	$(936)	$428	$2,352	$(25,601)

Net income (loss) per share - basic	$(0.02)	$0.01	$0.04	$(0.59)
Weighted average number of common
shares outstanding - basic	61,077,637	56,171,905	57,904,467	43,496,189

Net income (loss) per share - diluted	$(0.02)	$0.01	$0.04	$(0.59)
Weighted average number of common
shares outstanding - diluted	61,077,637	56,859,379	59,552,430	43,496,189

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$2,352	$(25,601)
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activities:
Depreciation, amortization and impairment	4,021	5,128
Share-based compensation	1,256	3,836
Loss on disposal of subsidiary	-	1,665
Amortization of note payable issuance costs & discount	837	336
Realized loss on investment	3,624	-
Trade name impairment	-	1,060
Provision for doubtful accounts receivable and sales returns, net of recoveries	151	267
Deferred income taxes	-	(384)
Net change in assets and liabilities (net of effects of acquisitions and dispositions)	(7,774)	(3,344)
Net cash provided by (used in) operating activities	4,467	(17,037)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(1,752)	-
Proceeds from sale of subsidiary	-	413
Purchases of property, equipment and leasehold improvements	(165)	(503)
Change in restricted cash	338	-
Proceeds from sale of equity investment	886	-
Net cash used in investing activities	(693)	(90)
Cash flows from financing activities:
Proceeds from issuance of term note, net of non-cash discount of $510	-	14,490
Proceeds from issuance of Common Stock	-	5,479
Note and stock issuance costs paid	-	(2,386)
Proceeds from exercise of stock options and employee stock purchase plan	78	63
Principal payments on notes	(4,570)	-
Principal payments on capital leases	(35)	-
Repurchase of Common Stock	-	(47)
Dividends paid	-	(57)
Net cash provided by (used in) financing activities	(4,527)	17,542
Effect of exchange rate changes on cash	-	9
Net increase (decrease) in cash	(753)	424
Cash and cash equivalents, beginning of period (net of restricted cash) (1)	17,227	13,637
Cash and cash equivalents, end of period (net of restricted cash) (2)	$16,474	$14,061

(1) Restricted cash of $621 and $363 at December 31, 2008 and 2007, respectively.
(2) Restricted cash of $409 and $363 at September 30, 2009 and 2008, respectively.

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MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2009	2008	2009	2009	2008
GAAP net income (loss)	$(936)	$428	$446	$2,352	$(25,601)
Net interest expense	769	683	752	2,274	776
Income tax expense (benefit)	29	269	21	72	(115)
Depreciation and amortization	1,654	1,396	1,169	4,021	5,128
Stock-based compensation expense	371	302	366	1,256	1,866
EBITDA	1,887	3,078	2,754	9,975	(17,946)
Impairment of investments	71	-	3,553	3,624	-
Sale of non-core patents	-	-	(382)	(510)	-
Acquisition related costs	658	-	339	997	-
Acquisition related severance (not qualifying for restructuring cost)	225	-	-	225	-
Restructuring, tradename impairment and other	1,974	(205)	-	1,974	11,862
Adjusted EBITDA	$4,815	$2,873	$6,264	$16,285	$(6,084)

GAAP diluted net income (loss) per share	$(0.02)	$0.01	$0.01	$0.04	$(0.59)
Share impact of non-GAAP adjustments identified above	0.10	0.04	0.10	0.23	0.45
Adjusted EBITDA per share	$0.08	$0.05	$0.11	$0.27	$(0.14)